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                                                                     Exhibit 4.5

                                  CATUITY INC.

                             SUBSCRIPTION DOCUMENTS

CATUITY INC. IS OFFERING UP TO 270,000 SHARES OF ITS COMMON STOCK ("SHARES") AT A PURCHASE PRICE OF US$7.50 PER SHARE.

THIS OFFERING IS MADE, AND SALES OF SHARES WILL BE MADE, ONLY TO PURCHASERS WHO QUALIFY AS "ACCREDITED INVESTORS" UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES COVERED BY THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER STATE.

EACH OFFEREE MAY, IF THE OFFEREE SO DESIRES, MAKE INQUIRIES OF CATUITY WITH RESPECT TO CATUITY'S BUSINESS OR ANY OTHER MATTERS RELATING TO CATUITY AND ANY INVESTMENT IN THE SECURITIES THEREOF, AND MAY OBTAIN ANY ADDITIONAL INFORMATION THAT SUCH PERSON DEEMS TO BE NECESSARY IN CONNECTION WITH MAKING AN INVESTMENT DECISION IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS SUBSCRIPTION AGREEMENT (TO THE EXTENT THAT CATUITY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE). IN CONNECTION WITH SUCH INQUIRY, ANY DOCUMENTS WHICH ANY OFFEREE WISHES TO REVIEW WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING OR PROVIDED, UPON REQUEST, SUBJECT TO THE OFFEREE'S AGREEMENT TO MAINTAIN SUCH INFORMATION IN CONFIDENCE AND TO RETURN THE SAME TO CATUITY IF THE RECIPIENT DOES NOT PURCHASE THE SECURITIES OFFERED HEREUNDER. ANY SUCH INQUIRIES OR REQUESTS FOR ADDITIONAL INFORMATION OR DOCUMENTS SHOULD BE MADE IN WRITING TO CATUITY DIRECTED TO CATITY'S ADDRESS AS NOTED FURTHER DOWN IN THIS DOCUMENT.

NO PERSON OTHER THAN AS PROVIDED FOR HEREIN HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUBSCRIPTION AGREEMENT IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY CATUITY.

THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT AS LEGAL, INVESTMENT OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR ADVISORS AS TO LEGAL,

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INVESTMENT, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT BY SUCH PROSPECTIVE
INVESTORS IN CATUITY.

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                            SUBSCRIPTION INSTRUCTIONS

      In connection with a subscription for shares of common stock being offered by Catuity, Inc., a Delaware corporation (the "Company"), the following documents should be properly and fully completed and signed:

      1. SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE. Please read this document thoroughly. This must be completed and signed in accordance with the instructions.

      2. SUBSCRIPTION PRICE. Subscription funds, in full, should be wired to the following account:

                              [Account Information]

      3. DELIVERY INSTRUCTIONS AND QUESTIONS. Please return the completed and signed subscription documents to:

                                  Catuity, Inc.
                            2711 E. Jefferson Avenue
                                Detroit, MI 48207
                      Attention: John Racine or Jack Lowry
                                Fax: 313-567-4734

      If you have any questions, please contact John Racine or Jack Lowry at
(313) 567-4348 or jackl@catuity.com.

      4. ANTICIPATED TIMING.

            Offering Commences:                September 8, 2005
            Subscription Agreements Due:       September 12, 2005
            Funds Due into Catuity Account:    September 12, 2005
            Final Allotments Made:             September 12, 2005
            Offering Closes:                   September 12, 2005
            Funds Released From Escrow:        Noon, September 16, 2005

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                SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE

      1. SUBSCRIPTION. The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase that number of Shares and to pay to Catuity the purchase price set forth on the signature page hereof. The full purchase price for the Shares is due on delivery of the Subscription Documents. The date that Catuity accepts this Subscription Agreement and the Subscriber is issued Shares shall be referred to herein as the "Closing Date."

      2. ACCEPTANCE OR REJECTION OF SUBSCRIPTION. Catuity reserves the right to reject this subscription for Shares, in whole or in part, or to allot to Subscriber fewer than the subscribed-for total amount, at any time prior to the Closing Date for any reason whatsoever. Catuity shall promptly notify Subscriber of the acceptance, rejection or allotment of Subscriber's subscription.

      3. ACCREDITED INVESTOR STATUS. Subscriber understands that, in order to invest in Catuity, the Subscriber must be an "Accredited Investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended ("Regulation D"). Subscriber hereby represents and warrants to Catuity that the Subscriber is an Accredited Investor because he, she or it meets one or more of the requirements set forth below. (Please mark all items which are applicable.)

      Entity Subscribers

      _____ The Subscriber is a trust whose sole trustee is a bank or savings and loan association as described in Regulation D.

      _____ The Subscriber is a corporation, a limited liability company, a partnership or other entity not formed for the specific purpose of acquiring the Shares in Catuity, with total assets in excess of $5,000,000.00.

      _____ The Subscriber is a trust not formed for the specific purpose of acquiring the Shares in Catuity, with total assets in excess of $5,000,000.00, and the person making the investment decision has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Catuity.

      _____ The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").

      _____ The Subscriber is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act.

      _____ The Subscriber is a broker or dealer registered pursuant to Section
            15 of the Securities Exchange Act of 1934, as amended.

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      _____ The Subscriber is an insurance company as defined in Section 2(13)
            of the Securities Act.

      _____ The Subscriber is a revocable grantor trust, and the grantor is an Accredited Investor (i.e., meets one or more of the requirements set forth above--Indicate which requirements).

      _____ The Subscriber is an investment company registered under the Investment Fund Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act.

      _____ The Subscriber is an entity but does not meet either of the qualifications set forth above; however, each owner of equity interests in Subscriber qualifies as an Accredited Investor. Please attach a list of all owners and indicate how each equity owner qualifies as an Accredited Investor.

      Individual Subscribers

      _____ The Subscriber has an individual net worth, or joint net worth with his or her spouse, of more than $1,000,000.00.

      _____ The Subscriber had individual income (not including his or her spouse's income) in excess of $200,000.00 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000.00 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

      4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Subscriber hereby represents, warrants and agrees as follows, with the knowledge that Catuity will rely upon the same in deciding whether to accept this subscription:

      (a) The Subscriber acknowledges that all documents, records and books pertaining to this investment as requested by Subscriber have been made available for inspection by it and its attorneys, accountants, investment advisors and other representatives. The Subscriber and its advisors and representatives have principally relied on information relating to Catuity contained in its documents as publicly filed with the SEC, and also have had a reasonable opportunity to ask questions of and receive answers from the officers of Catuity concerning the business, affairs and prospects of Catuity, and all such questions have been answered to the Subscriber's full satisfaction.

      (b) The Shares were not offered for sale to the Subscriber by means of:
(i) an advertisement, article, notice, letter, circular or other communication published in any newspaper, magazine or similar medium or by other written communication or broadcast over television or radio; or (ii) a seminar or meeting held pursuant to public invitation or announcement; or (iii) any other form of general solicitation or advertising.

      (c) All information contained in this Subscription Agreement and all other information which the Subscriber has provided to Catuity is correct and complete as of the date

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set forth on the signature page hereof, and, if there should be any material change in such information before this subscription is accepted, the Subscriber will immediately provide Catuity with such information.

      (d) If the Subscriber is an entity, (i) the Subscriber is duly organized, validly existing and in good standing under all laws applicable to it and has full power and authority to acquire the Shares in Catuity, and (ii) those persons executing this Subscription Agreement on the Subscriber's behalf are duly authorized to act for and bind the Subscriber.

      (e) The Subscriber and its stockholders, members, partners or beneficiaries (if any) have adequate means of providing for their current needs and possible personal contingencies, have no need for liquidity in this investment, are able to bear the substantial economic risks of an investment in Catuity for an indefinite period, and at the present time could afford a complete loss of the investment. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of this investment. Upon acceptance of this subscription, the Subscriber will have invested less than ten percent (10%) of its total assets into Catuity.

      (f) The Subscriber recognizes that there is substantial economic risk associated with an investment in Catuity, which could result in a complete loss of investment. The Subscriber has carefully read and understands the Risk Factors and other information disclosed in Catuity's public filings with the U.S. Securities and Exchange Commission.

      (g) The Subscriber understands, or has consulted with its tax advisors concerning, the tax consequences of an investment in Catuity. The Subscriber has not received or relied upon any representations, warranties or assurances of Catuity or any persons acting on its behalf concerning the tax aspects of an investment in Catuity.

      (h) The Subscriber understands that the Shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The Subscriber will not sell or otherwise transfer any Shares unless they are registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or an exemption from such registration is available. The Subscriber further agrees to enter into a Registration Rights Agreement with Catuity and various other purchasers of Shares in this placement, and understands that Catuity is under no other or further obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration except as set forth in the Registration Rights Agreement. The Subscriber is purchasing the Shares solely for its own account for investment only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in the Shares.

      5. INDEMNIFICATION. The Subscriber hereby agrees to indemnify Catuity and its directors, officers, employees, agents, their respective affiliates and anyone acting on their behalf against all liability, damages, loss, costs and expenses (including reasonable attorneys' fees and expenses) which any of them may incur by reason of the Subscriber's failure to fulfill any of the agreements, terms or conditions of this Subscription Agreement, or by reason of the falsity of

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any representation or breach of any warranty made by the Subscriber herein or in connection with the Operating Agreement, or in any document provided by the Subscriber to Catuity.

      6. MISCELLANEOUS.

      (a) The Subscriber agrees that upon acceptance of this Subscription Agreement by Catuity, the Subscriber's execution and delivery of this Subscription Agreement is irrevocable and the Subscriber may not terminate or revoke the same or any agreement made by the Subscriber hereunder, and that the same shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber's heirs, executors, administrators, successors and assigns; provided, however, that if the Subscriber is not satisfied with the terms of the Operating Agreement or the offering memorandum describing the investment in Catuity, when such documents are finalized, the Subscriber may withdraw, and Catuity shall refund to the Subscriber, his, her or its investment. The Subscriber agrees that, although after acceptance Catuity will return to the Subscriber a copy of this Subscription Agreement, the acceptance of this Subscription Agreement will be effective when an officer of Catuity signs the appropriate form below without delivery or notice of such acceptance.

      (b) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties, except as otherwise provided herein.

      (c) This Subscription Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

      7. SECURITIES LAWS PROVISION. The Subscriber has read, understands and agrees to be bound by the following:

      THE SECURITIES SUBSCRIBED FOR HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY OTHER STATE SECURITIES AGENCY, NOR HAS THE COMMISSION OR ANY OTHER STATE SECURITIES AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. SUCH INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER STATE AND ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND SALE OF SECURITIES AS SET FORTH IN THIS SUBSCRIPTION AGREEMENT. THE SUBSCRIBER AGREES THAT SUCH INTERESTS WILL NOT BE SOLD WITHOUT REGISTRATION UNDER ALL APPLICABLE SECURITIES LAWS OR EXEMPTION THEREFROM.

                       [Signatures to follow on next page]

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                              SUBSCRIBER SIGNATURE

      IN WITNESS WHEROF, the undersigned Subscriber hereby executes and delivers this Subscription Agreement and Investor Questionnaire as of the date written below.

Dated: September ___, 2005                         _____________________________
                                                   Print Name of Subscriber

                                                   By: _________________________
                                                              (Signature)

                                                   Title: ______________________
                                                             (if applicable)

Legal Residence of Subscriber:    ______________________________________________
                                  ______________________________________________

Mailing Address of Subscriber:    ______________________________________________
  (if different from above)       ______________________________________________

Telephone Number of Subscriber:   ______________________________________________

E-Mail Address of Subscriber:     ______________________________________________

Taxpayer Identification or Social
Security Number of Subscriber:    ______________________________________________

Total Capital Commitment:         $_______________(Minimum  is  $100,000
                                  subject to the discretion of Catuity to accept lesser amounts)

Share price:                      US$7.50 per share

SUBSCRIPTION ACCEPTED:

Dated: September ___, 2005                 Catuity Inc., a Delaware corporation

                                           By: ________________________________

                                           Its: ________________________________

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